UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2020 urban-gro, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-52898	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of Principal Executive Offices)	(Zip Code)

(720) 390-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 24, 2020, urban-gro, Inc. (the “Company”) entered into a Membership Interest Redemption Agreement (the “Redemption Agreement”) with Total Grow Holdings LLC. (“TGH”), whereby the Company agreed to sell the Company’s 24.4% membership interests in TGH back to TGH for $370,000. As a result of TGH’s failure to perform its obligations under the Redemption Agreement, the Company initiated a lawsuit against TGH seeking damages (the “Lawsuit”). On September 24, 2020, the Company and TGH entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties agreed to settle all claims brought in the Lawsuit. Pursuant to the Settlement Agreement, TGH agreed to pay the Company a total of $61,919 in six equal installments. TGH’s first payment is due by October 4, 2020. TGH also agreed to reimburse the Company for up to $25,000 of its attorney’s fees related to the Lawsuit and the Settlement Agreement. In consideration of the foregoing and subject to TGH satisfying its payment obligations, the Company agreed to release any and all claims related to the Lawsuit. The Settlement Agreement also provides for a mutual release between the parties.

On September 24, 2020, in connection with the Settlement Agreement, the Company also entered into an agreement (the “Pullar Agreement”) by and between the Company and George R. Pullar, a former director of the Company and the Company’s former chief financial officer and the current chief financial officer of TGH. Pursuant to the Pullar Agreement, in exchange for Mr. Pullar relinquishing all right, title and interest in and to 1,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), the Company agreed to (i) execute the Settlement Agreement, (ii) transfer, sell and assign Mr. Pullar the Company’s 24.4% membership interest in TGH pursuant to the Settlement Agreement and (iii) issue Mr. Pullar a fully vested warrant, which shall expire in five years from the date of issuance, to purchase 400,000 shares of Common Stock at an exercise price of $1.00 per share. The Pullar Agreement also provides for a mutual release between the parties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.
Date: September 29, 2020
	By:	/s/ Bradley Nattrass
	Name:	Bradley Nattrass
	Title:	Chief Executive Officer

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